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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Robbins & Myers, Inc. 1999 Long-Term Incentive Stock Plan of our report dated October 1, 2001, with respect to the consolidated financial statements and schedules of Robbins & Myers, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended August 31, 2001, filed with the Securities and Exchange Commission.


Dayton, Ohio                                 /s/ Ernst & Young LLP
                                             ---------------------
January 25, 2002                             ERNST & YOUNG LLP